Exhibit 99.2

Annex B

Sales of Class A Ordinary Shares by GG 1978 SICAF SIF S.A. – GG Strategic and MGG Strategic SIC AF SIF S.A. – MGG Strategic during the 60-day period ending February 20, 2025, each of which occurred in the open market:

Date	Number of Shares Sold	Average Price Per Share	Price Range Per Share	Seller
January 17, 2025	50,000	$30.908	$30.8 to $30.98	GG 1978 SICAF SIF S.A. – GG Strategic
January 21, 2025	8,306	$30.702	$30.7 to $30.72	GG 1978 SICAF SIF S.A. – GG Strategic
January 22, 2025	100,000	$30.071	$30.01 to $30.21	GG 1978 SICAF SIF S.A. – GG Strategic
January 23, 2025	200,000	$30.520	$30.265 to $30.64	GG 1978 SICAF SIF S.A. – GG Strategic
January 24, 2025	200,000	$30.911	$30.74 to $31.00	GG 1978 SICAF SIF S.A. – GG Strategic
January 27, 2025	200,000	$31.482	$31.10 to $31.755	GG 1978 SICAF SIF S.A. – GG Strategic
January 28, 2025	300,000	$31.877	$31.10 to $31.755	GG 1978 SICAF SIF S.A. – GG Strategic
January 29, 2025	275,546	$31.924	$31.90 to $32.19	GG 1978 SICAF SIF S.A. – GG Strategic
February 3, 2025	35,434	$31.539	$31.50 to $31.645	GG 1978 SICAF SIF S.A. – GG Strategic
February 5, 2025	200,000	$31.484	$31.40 to $31.63	GG 1978 SICAF SIF S.A. – GG Strategic
February 6, 2025	36,596	$31.567	$31.50 to 31.625	GG 1978 SICAF SIF S.A. – GG Strategic
February 7, 2025	200,000	$31.628	$31.45 to $31.75	GG 1978 SICAF SIF S.A. – GG Strategic
February 11, 2025	114,105	$32.348	$32.055 to $32.695	GG 1978 SICAF SIF S.A. – GG Strategic

Date	Number of Shares Sold	Average Price Per Share	Price Range Per Share	Seller
February 12, 2025	136,474	$32.361	$32.30 to $32.49	GG 1978 SICAF SIF S.A. – GG Strategic
February 13, 2025	190,628	$32.544	$32.40 to $32.62	GG 1978 SICAF SIF S.A. – GG Strategic
February 14, 2025	35,460	$32.642	$32.60 to $32.735	GG 1978 SICAF SIF S.A. – GG Strategic
February 18, 2025	250,000	$32.625	$32.22 to $32.86	GG 1978 SICAF SIF S.A. – GG Strategic
February 18, 2025	250,000	$32.625	$32.215 to $32.86	MGG Strategic SIC AF SIF S.A. – MGG Strategic
February 19, 2025	400,000	$32.626	$32.50-$32.86	GG 1978 SICAF SIF S.A. – GG Strategic
February 19, 2025	400,000	$32.618	$32.50-$32.84	MGG Strategic SIC AF SIF S.A. – MGG Strategic
February 20, 2025	100,000	$32.277	$33.25-$33.37	GG 1978 SICAF SIF S.A. – GG Strategic
February 20, 2025	500,000	$33.215	$32.655-$33.62	MGG Strategic SIC AF SIF S.A. – MGG Strategic

The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the number of shares of Class A Ordinary Shares sold at each separate price within the price ranges set forth on the table above.